EXHIBIT A

                   FORM OF AMENDED AND RESTATED LLC AGREEMENT
                      ------------------------------------

                                   OLD MUTUAL
                         EMERGING MANAGERS FUND, L.L.C.

                     (A DELAWARE LIMITED LIABILITY COMPANY)
                      ------------------------------------

                     AMENDED AND RESTATED LIMITED LIABILITY
                                COMPANY AGREEMENT

                          DATED AS OF OCTOBER [ ], 2008
                      ------------------------------------

                           C/O LARCH LANE ADVISORS LLC
                          800 WESTCHESTER AVENUE, S-618
                            RYE BROOK, NEW YORK 10573









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                                TABLE OF CONTENTS
                                                                            PAGE
ARTICLE I. DEFINITIONS.........................................................1
ARTICLE II. ORGANIZATION; ADMISSION OF MEMBERS.................................5
   2.1.  Formation of Limited Liability Company................................5
   2.2.  Name..................................................................5
   2.3.  Principal and Registered Office.......................................5
   2.4.  Duration..............................................................5
   2.5.  Business of the Company...............................................5
   2.6.  Board of Managers.....................................................5
   2.7.  Members...............................................................6
   2.8.  Initial Member........................................................6
   2.9.  Both Managers and Members.............................................6
   2.10. Limited Liability.....................................................6
ARTICLE III. MANAGEMENT........................................................6
   3.1.  Management and Control................................................6
   3.2.  Actions by the Board of Managers......................................7
   3.3.  Officers..............................................................7
   3.4.  Meetings of Members...................................................8
   3.5.  Custody of Assets of the Company......................................8
   3.6.  Other Activities of Members and Managers..............................8
   3.7.  Duty of Care..........................................................9
   3.8.  Indemnification.......................................................9
   3.9.  Fees, Expenses and Reimbursement.....................................10
ARTICLE IV. TERMINATION OF STATUS OR REMOVAL OF ADVISER AND MANAGERS;
TRANSFERS AND REPURCHASES.....................................................11
   4.1.  Termination of Status of the Adviser.................................11
   4.2.  Termination of Status of a Manager...................................11
   4.3.  Removal of a Manager.................................................11
   4.4.  Transfer of Units....................................................11
   4.5.  Repurchase of Units..................................................12
ARTICLE V. CAPITAL............................................................13
   5.1.  [Removed and Reserved]...............................................13
   5.2.  Rights of Members to Capital.........................................13
   5.3.  [Removed and Reserved]...............................................13
   5.4.  [Removed and Reserved]...............................................13
   5.5.  [Removed and Reserved]...............................................13
   5.6.  Reserves.............................................................13
   5.7.  [Removed and Reserved]...............................................13
   5.8.  [Removed and Reserved]...............................................13
   5.9.  [Removed and Reserved]...............................................13
   5.10. [Removed and Reserved]...............................................13
   5.11. Withholding..........................................................13
ARTICLE VI. SUBCHAPTER M TRANSITION; UNITS....................................14
   6.1.  Subchapter M Transition..............................................14
   6.2.  Units................................................................14
ARTICLE VII. DISSOLUTION AND LIQUIDATION......................................15
   7.1.  Dissolution..........................................................15
   7.2.  Liquidation of Assets................................................16
ARTICLE VIII. ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS....................16
   8.1.  Accounting and Reports...............................................16
   8.2.  [Removed and Reserved]...............................................16
   8.3.  Valuation of Assets..................................................16
ARTICLE IX. MISCELLANEOUS PROVISIONS..........................................17
   9.1.  Amendment of Limited Liability Company Agreement.....................17


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   9.2.  Special Power of Attorney............................................18
   9.3.  Notices..............................................................18
   9.4.  Agreement Binding Upon Successors and Assigns........................19
   9.5.  Applicability of 1940 Act and Form N-2...............................19
   9.6.  Choice of Law; Arbitration...........................................19
   9.7.  Not for Benefit of Creditors.........................................20
   9.8.  Consents.............................................................20
   9.9.  Merger and Consolidation.............................................20
   9.10. Pronouns.............................................................20
   9.11. Confidentiality......................................................20
   9.12. Severability.........................................................21
   9.13. Filing of Returns....................................................21
   9.14. [Removed and Reserved]...............................................21
   9.15. [Removed and Reserved]...............................................21
   9.16. [Removed and Reserved]...............................................21
   9.17. [Removed and Reserved]...............................................21









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                     OLD MUTUAL EMERGING MANAGERS FUND, L.L.C.
            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

          THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Old Mutual Emerging Managers Fund, L.L.C. (the "Company") is amended and restated as of October __, 2008, by and among Matthew J. Appelstein, Gerald Hellerman, Paul
D. Malek and George W. Morriss and those persons hereinafter admitted as Members, to become effective upon the effective date of the Company's Subchapter M Transition (as defined herein).

                              W I T N E S S E T H :

          WHEREAS, the Company has been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation dated and filed with the Secretary of State of the State of Delaware on April 25, 2006 (the "Certificate");

          WHEREAS, the Company has operated since October 13, 2006 pursuant to an initial Limited Liability Company Agreement (the "Initial Agreement") dated as of such date by and among Gerald Hellerman, William J. Landes, Paul D. Malek and George W. Morriss as the Managers under that Initial Agreement, and those persons hereinafter admitted as Members.

          WHEREAS, in connection with the Subchapter M Transition contemplated by Article VI hereof, the Managers of the Company have amended the Initial Agreement under the authority granted them pursuant to Section 8.1 thereof; and

          WHEREAS, this Agreement is being amended and restated to supersede and replace all provisions relating, directly or indirectly, to the Company's prior operation as a partnership for Federal tax purposes.

          NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                             ----------------------

                                   ARTICLE I.

                                   DEFINITIONS
                             ----------------------

For purposes of this Agreement:

ADMINISTRATOR                 The person who provides administrative services to
                              the   Company   pursuant   to  an   administration
                              agreement.

ADVISER The person who at any particular time serves as the investment adviser to the Company pursuant to an Investment Management Agreement.

ADVISERS ACT                  The Investment Advisers Act of 1940 and the rules,
                              regulations  and  orders  thereunder,   as amended
                              from time to time, or any successor law.

AFFILIATE                     An affiliated  person,  as such term is defined by
                              the 1940 Act, of a person.

AGREEMENT                     This  Amended  and  Restated   Limited   Liability
                              Company Agreement, as amended from time to time.

BOARD OF MANAGERS             The  Board of  Managers  established  pursuant  to
                              Section 2.6 hereof.

CERTIFICATE                   The  Certificate  of  Formation of the Company and
                              any amendments thereto as filed with the office of the Secretary of State of Delaware.


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CLOSING DATE                  The  first  date on or as of which a Member  other
                              than the Organizational Member is admitted to the Company.

CODE The United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

COMPANY The limited liability company governed hereby, as such limited liability company may from time to time be constituted.

DELAWARE ACT                  The Delaware Limited  Liability  Company Act as in
                              effect on the date hereof and as amended from time to time, or any successor law.

FISCAL PERIOD                 The period  commencing  on the Closing  Date,  and
                              thereafter  each  period  commencing  on  the  day
                              immediately   following   the   last  day  of  the
                              preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

                                   (1)  the last day of a Fiscal Year;

                                   (2) the last day of a taxable year (if the same differs from the Fiscal Year);

                                   (3)  the day  preceding  any day as of  which
                                        the  Company   issues  Units  under  any
                                        paragraph of Section 6.2 hereof; or

                                   (4) any day on which the Company repurchases the Units of a Member.

FISCAL YEAR                   The period  originally  commencing  on the Closing
                              Date and ending on March 31, 2007, and thereafter each period commencing on April 1 of each year and ending on March 31 of each succeeding year (or on the date of a final distribution pursuant to
                              Section 7.2 hereof), unless and until the Board of Managers shall elect another fiscal year for the Company.

FORM N-2 The Company's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

INDEPENDENT MANAGERS          Those Managers who are not  "interested  persons,"
                              as such term is defined by the 1940 Act, of the Company.

INITIAL AGREEMENT             The  predecessor  to  this  Amended  and  Restated
                              Limited Liability Company Agreement, as initially executed on October 13, 2006.

INITIAL MEMBER                Old Mutual Capital, Inc.

INVESTMENT FUNDS              Unregistered   investment   funds  and  registered
                              investment companies.

INVESTMENT MANAGEMENT         A separate written  agreement  entered into by the
AGREEMENT                     Company  pursuant  to which the  Adviser  provides
                              Management Services to the Company.

MANAGEMENT SERVICES           Such investment advisory and other services as the
                              Adviser is required to provide to the Company pursuant to the Investment Management Agreement as contemplated by Section 3.9(a) hereof.


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MANAGER                       An  individual  designated  as a  Manager  of  the
                              Company pursuant to the provisions of Section 2.6 hereof and who serves on the Board of Managers of the Company.

MASTER FUND                   The  registered  Investment  Fund  into  which the
                              Company invests substantially all of its assets.

MEMBER Any person who shall have been admitted to the Company as a member (including any Manager in such person's capacity as a member of the Company but excluding any Manager in such person's capacity as a Manager of the Company) until the Company repurchases all Units held by such person as a member pursuant to Section 4.5 hereof or a substituted Member or Members are admitted with respect to all Units held by such person pursuant to Section 4.4 hereof; such term includes the Adviser to the extent the Adviser purchases or holds Units and shall have been admitted to the Company as a member.

NET ASSETS                    The total value of all assets of the Company, less
                              an amount equal to all accrued debts, liabilities and obligations of the Company, calculated before giving effect to any repurchases of Units to be effected as of the date such value is determined.

1940 ACT The Investment Company Act of 1940, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

OFFICER An individual designated as an officer of the Company pursuant to the provisions of Section 3.3 hereof and who serves as an officer of the Company.

ORGANIZATIONAL MEMBER         David J. Bullock

PORTFOLIO FUNDS               The  private  investment  funds,  joint  ventures,
                              investment  companies and other similar investment
                              vehicles   into  which  the  Master  Fund  invests
                              substantially all of its assets.

PORTFOLIO MANAGERS            A select  group of  portfolio  managers who manage
                              the Portfolio Funds from time to time.

SECURITIES                    Securities    (including,    without   limitation,
                              equities,  debt  obligations,  options,  and other
                              "securities"  as that term is  defined  in Section
                              2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and financial instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as investments in registered investment companies and private investment funds.

SUBCHAPTER M TRANSITION       That close of the Company's books as a partnership
                              for Federal tax purposes to occur on (or on the day before) the effective date of the Company's election to be treated as a corporation for Federal tax purposes.

TRANSFER The assignment, transfer, sale, encumbrance, pledge or other disposition of any one or more Units, including any right to receive any allocations and distributions attributable to any one or more Units.



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UNITS                         Units refer to the transferable  units of interest
                              into which the Company's limited liability company interests shall be divided from time to time and include fractions of Units as well as whole Units. Units include those Units issued as a result of the redenomination of the "Interests" previously issued by the Company under the Initial Agreement, such redenomination to have been effected in connection with the Subchapter M Transition.

VALUATION DATE                The date as of which the  Company is  directed  by
                              the Board of Managers to determine the value of its Net Assets, which shall include, but not be limited to any date as of which the Company values
                              Shares for purposes of determining the price at which the Shares are to be purchased by the Company in an offer made pursuant to Section 4.5 hereof.



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                            ------------------------

                                  ARTICLE II.

                       ORGANIZATION; ADMISSION OF MEMBERS
                            -------------------------

       2.1.   FORMATION OF LIMITED LIABILITY COMPANY.

              The Board of Managers shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Company's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company.

       2.2.   NAME.

              The name of the Company shall be "Old Mutual Emerging Managers Fund, L.L.C." or such other name as the Board of Managers may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) taking such other actions as may be required by law.

       2.3.   PRINCIPAL AND REGISTERED OFFICE.

              The Company shall have its principal office at c/o Larch Lane Advisors LLC, 800 Westchester Avenue, S-618, Rye Brook, New York 10573, or at such other place designated from time to time by the Board of Managers.

              The Company shall have its registered office in Delaware at 615 South DuPont Highway, Dover, Delaware 19901, and shall have National Corporate Research, Ltd. as its registered agent for service of process in Delaware, unless and until a different registered office or agent is designated by the Board of Managers.

       2.4.   DURATION.

              The term of the Company commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 7.1 hereof.

       2.5.   BUSINESS OF THE COMPANY.

              (a) The business of the Company is to purchase, sell (including short sales), invest and trade in Securities, on margin or otherwise, and to engage in any financial or derivative transactions relating thereto or otherwise. Notwithstanding any provision of this Agreement to the contrary, the Company, and each Manager on behalf of the Company, may execute, deliver and perform all contracts, agreements, purchase orders and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Managers be necessary or advisable to carry out its objective or business. The Company shall be operated subject to any applicable restrictions of the Bank Holding Company Act of 1956, as amended.

              (b) The Company shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions as may be adopted by the Board of Managers and in accordance with the 1940 Act.

       2.6.   BOARD OF MANAGERS.

              (a) By signing this Agreement or signing an investor application or certification in connection with the purchase of Units, a Member admitted on the Closing Date shall be deemed to have voted for the election of each of the Managers so designated. After the Closing Date, the Board of Managers may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section 3.4 hereof with respect to the election of Managers to the Board of Managers by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Manager. The names and mailing addresses of the Managers shall be set forth in the books and records of the Company. The number of Managers shall be fixed from time to time by the Board of Managers.


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              (b) Each  Manager  shall  serve on the Board of  Managers  for the duration of the term of the Company, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.2 hereof. In the event of any vacancy in the position of Manager, the remaining Managers may appoint an individual to serve in such capacity; so long as immediately after such appointment at least two-thirds (2/3) of the Managers then serving would have been elected by the Members. The Board of Managers may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board of Managers.

              (c) In the event that no Manager remains to continue the business of the Company, the Adviser shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Company and, if the business shall be continued, of electing Managers to the Board of Managers. If the Members shall determine at such meeting not to continue the business of the Company or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Company shall be dissolved pursuant to Section
7.1 hereof and the assets of the Company shall be liquidated and distributed pursuant to Section 7.2 hereof.

       2.7.   MEMBERS.

              The Board of Managers may admit one or more Members generally at the beginning of each month; PROVIDED, HOWEVER, that the Company may, in the discretion of the Board of Managers, admit Members more or less frequently. Subject to the foregoing terms, Members may be admitted to the Company subject to the condition that each such Member shall execute an appropriate signature page of this Agreement or of the Company's investor certification pursuant to which such Member agrees to be bound by all the terms and provisions of this Agreement. The Board of Managers may in its absolute discretion reject any purchase of Units. The admission of any person as a Member shall be effective upon the revision of the books and records of the Company to reflect the name and purchase of Units of such additional Member.

       2.8.   INITIAL MEMBER.

              The Initial Member may withdraw from the Company as the Initial Member and shall be entitled to the return of the value of its Units, if any, without interest or deduction.

       2.9.   BOTH MANAGERS AND MEMBERS.

              A Member may at the same time be a Manager and a Member, in which event such Member's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions of this Agreement or as provided in the Delaware Act.

       2.10.  LIMITED LIABILITY.

              (a) Except as provided under applicable law, for any period after completion of the Subchapter M Transition, liability for the Company's debts, obligations and liabilities on the part of a Member shall be limited as specified in Section 6.2(b) hereof.

              (b) Except as provided under applicable law, a Manager shall not be liable for the Company's debts, obligations and liabilities.

                           --------------------------

                                  ARTICLE III.

                                   MANAGEMENT
                           --------------------------

       3.1.   MANAGEMENT AND CONTROL.

              (a) Management and control of the business of the Company shall be vested in the Board of Managers, which shall have the right, power and authority, on behalf of the Company and in its name, to exercise all rights, powers and authority of "Managers" under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company and their duties hereunder. No Manager shall have the authority individually to act on behalf of or to bind the Company except within the scope of such Manager's authority as delegated by the Board of Managers. The parties hereto intend that, except to the extent


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otherwise  expressly  provided herein, (i) each Manager shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a Delaware corporation and (ii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person," as such term is defined by the 1940 Act, of such company. During any period in which the Company shall have no Managers, the Adviser shall continue to serve as the investment adviser of the Company and to provide the Management Services to the Company.

              (b) Members, in their capacity as Members, shall have no right to participate in and shall take no part in the management or control of the Company's business and shall have no right, power or authority to act for or bind the Company. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

              (c) The Board of Managers may delegate to any other person any rights, power and authority vested by this Agreement in the Board of Managers to the extent permissible under applicable law, and may appoint persons to serve as officers of the Company, with such titles and authority as may be determined by the Board of Managers consistent with applicable law.

       3.2.   ACTIONS BY THE BOARD OF MANAGERS.

              (a) Unless provided otherwise in this Agreement, the Board of Managers shall act only: (i) by the affirmative vote of a majority of the Managers (including the vote of a majority of the Independent Managers if required by the 1940 Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Managers without a meeting, if permissible under the 1940 Act.

              (b) The Board of Managers may designate from time to time a Principal Manager who shall preside at all meetings of the Board of Managers. If applicable provisions of the 1940 Act so require, only an Independent Manager shall serve as the Principal Manager. Meetings of the Board of Managers may be called by the Principal Manager or by any two Managers, and may be held on such date and at such time and place as the Board of Managers shall determine. Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Except as otherwise required by the 1940 Act, notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Managers may attend and participate in any meeting by telephone except where in person attendance at a meeting is required by the 1940 Act. A majority of the Managers shall constitute a quorum at any meeting.

       3.3.   OFFICERS.

              (a) The executive Officers of the Company may include a President, a Treasurer, a Secretary, a Chief Financial Officer and a Chief Compliance Officer. If the Board of Managers has designated a Principal Manager pursuant to
Section 3.2(b) hereof, then the Principal Manager shall also be an executive Officer. The Board of Managers may elect one or more Vice-Presidents, and each such Vice-President shall be an executive Officer. The President shall be the chief executive officer of the Company. The Principal Manager, if there be one, shall be elected from among the persons serving as Managers, but no other Officer need be a Manager. The Board of Managers may also elect, or may delegate to the President authority to appoint, remove, or fix the duties, compensation or terms of office of, one or more other Officers as the Board of Managers shall at any time and from time to time deem to be advisable. Any two or more positions of Officer, except those of President and Vice-President, may be held by the same person. Unless there are no other officers at the time of acting, a person holding more than one office may not act in more than one capacity to execute, acknowledge or verify on behalf of the Company an instrument required by law to be executed, acknowledged and verified by more than one Officer.

              (b) Each Officer shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any Officer shall have been fixed by the Board of Managers, or by the President acting under authority delegated by the Board of Managers, such Officer shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him. Any Officer may resign at any time by written notice to the Company. Any Officer may be removed at any time by the Board of Managers or by the President acting under authority delegated by the Board of Managers if in its or his judgment the best interest of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer shall not of itself create contract rights between the Company and such Officer.

              (c) If the office of any Officer becomes vacant for any reason, the vacancy may be filled by the Board of Managers or by the President acting under authority delegated by the Board of Managers. Each Officer elected or appointed to fill a vacancy shall hold office for the balance of the term for which his predecessor was elected or appointed.

              (d) All Officers as between themselves and the Company shall have such powers, perform such duties and be subject to such restrictions, if any, in the management of the Company as may be provided in this Agreement or, to the extent not so provided, as may be prescribed by the Board of Managers or by the President acting under authority delegated by the Board of Managers.

       3.4.   MEETINGS OF MEMBERS.

              (a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board of Managers or by Members holding 25% or more of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board of Managers shall determine. The Board of Managers shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting, and matters incidental thereto, may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes at such meeting.

              (b) Each Member shall be entitled to cast at any meeting of Members that number of votes attaching to the Member's Units in accordance with
Section 6.2(b)(7) hereof as of the record date for such meeting. The Board of Managers shall establish a record date not less than 10 days nor more than 90 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast at the meeting, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

              (c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Company before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Company at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

       3.5.   CUSTODY OF ASSETS OF THE COMPANY.

              The physical possession of all funds, Securities and other properties of the Company shall at all times be held, controlled and administered by one or more custodians retained by the Company in accordance with the requirements of the 1940 Act and the rules thereunder.

       3.6.   OTHER ACTIVITIES OF MEMBERS AND MANAGERS.

              (a) The Managers shall not be required to devote all of their time to the affairs of the Company, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

              (b) Any Member or Manager, and any Affiliate of any Member or Manager, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisers or agents of other companies, partners or general partners of any partnership, members or managing members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Manager shall have any rights in or to such activities of any other Member or Manager, or any profits derived therefrom.

       3.7.   DUTY OF CARE.

              (a) A Manager shall not be liable to the Company or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his or her duties, or otherwise in his or her capacity as a Manager, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Manager constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the performance of his or her duties to the Company.

              (b) Members not in breach of any obligation hereunder or under any agreement pursuant to which the Member purchased Units shall be liable to the Company, any Member or third parties only as provided under the Delaware Act.

       3.8.   INDEMNIFICATION.

              (a) To the fullest extent permitted by law, the Company shall, subject to Section 3.8(b) hereof, indemnify each Manager (including for this purpose his or her respective executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager of the Company or the past or present performance of services to the Company by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.8 shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.8 to the fullest extent permitted by law.

              (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the
Company in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Company amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under
Section 3.8(a) hereof; PROVIDED, HOWEVER, that (i) such indemnitee shall provide security for such undertaking, (ii) the Company shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill such undertaking, or (iii) a majority of the Managers (excluding any Manager who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

              (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.8(a) hereof if (i) approved as in the best interests of the Company by a majority of the Managers (excluding any Manager who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Company and that such indemnitee is not liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Company or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

              (d) Any indemnification or advancement of expenses made pursuant to this Section 3.8 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In (i) any suit brought by a Manager (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.8 it shall be a defense that, and (ii) in any suit in the name of the Company to recover any indemnification or advancement of expenses made pursuant to this Section 3.8 the Company shall be entitled to recover such expenses upon a final adjudication that, the Manager or other person claiming a right to indemnification under this Section 3.8 has not met the applicable standard of conduct set forth in this Section 3.8. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.8, the burden of proving that the Manager or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.8 shall be on the Company (or any Member acting derivatively or otherwise on behalf of the Company or its Members).

              (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.8 or to which such indemnitee may otherwise be entitled except out of the assets of the Company, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

              (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.8 shall affect the power of the Company to purchase and maintain liability insurance on behalf of any Manager or other person.

       3.9.   FEES, EXPENSES AND REIMBURSEMENT.

              (a) So long as the Adviser provides Management Services to the Company, it is entitled to receive fees for such services as may be agreed to by the Adviser and the Company pursuant to the Investment Management Agreement.

              (b) The Board of Managers may cause the Company to compensate each Manager who is not an officer or employee of the Adviser (or of any affiliate of the Adviser) for his or her services as such and each such Manager shall be reimbursed by the Company for travel expenses incurred by him in performing his duties under this Agreement.

              (c) The Company shall bear all of its own costs and expenses incurred in its business and operations, other than those specifically required to be borne by the Adviser or another party pursuant to the Investment Management Agreement or another agreement with the Company. Unless otherwise required by an agreement between the Company and the Adviser, the Adviser shall be entitled to reimbursement from the Company for any expenses that it pays on behalf of the Company. Costs and expenses to be borne by the Company include, but are not limited to, the following: (i) all costs and expenses related to investment expenses; (ii) any non-investment related interest expense; (iii) fees and disbursements of any attorneys and accountants engaged on behalf of the Company; (iv) entity-level taxes; (v) audit and tax preparation expenses; (vi) administrative expenses and fees; custody and escrow fees and expenses; (vii) the costs of an errors and omissions/directors and officers liability insurance and a fidelity bond; (viii) fees and travel-related expenses of Managers who are not employees of the Adviser or any Affiliate of the Adviser; (ix) organizational and offering expenses; (x) all costs and expenses associated with background checks on Managers; (xi) all costs and expenses associated with retaining independent third parties to provide risk management services to the Company; (xii) any investment management fees and marketing and Member servicing fees; (xiii) any extraordinary expenses; (xiv) all taxes to which the Company may be subject, directly or indirectly and whether in the United States, any State thereof or any other U.S. or non-U.S. jurisdiction; and (xv) such other expenses as may be approved from time to time by the Board of Managers.

              (d) Subject to such limitations as may be imposed by the 1940 Act or other applicable laws, from time to time the Company may, alone or in conjunction with the Adviser, any Affiliate of the Adviser or other registered or unregistered investment funds or other accounts for which the Adviser or any Affiliate of the Adviser acts as general partner or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board of Managers shall determine.

                        ---------------------------------

                                  ARTICLE IV.

            TERMINATION OF STATUS OR REMOVAL OF ADVISER AND MANAGERS;
                            TRANSFERS AND REPURCHASES
                        ---------------------------------

       4.1.   TERMINATION OF STATUS OF THE ADVISER.

              The status of the Adviser shall terminate if the Investment Management Agreement with the Adviser terminates and the Company does not enter into a new Investment Management Agreement with the Adviser, effective as of the date of such termination.

       4.2.   TERMINATION OF STATUS OF A MANAGER.

              The status of a Manager shall terminate if the Manager (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Manager (upon not less than 90 days' prior written notice to the other Managers, or such lesser notice period agreeable to the other Managers); (iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Manager; or (viii) shall otherwise cease to be a Manager of the Company under the Delaware Act.

       4.3.   REMOVAL OF A MANAGER.

              Any Manager may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Managers not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

       4.4.   TRANSFER OF UNITS.

              (a) Units may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, dissolution or adjudication of incompetency of such Member or (ii) with the written consent of the Board of Managers (which may be withheld in its sole discretion). In no event, however, will any transferee or assignee be admitted as a Member without the consent of the Board of Managers (or its delegate) which may be withheld in its (or its delegate's) sole discretion. Any pledge, transfer, or assignment not made in accordance with this Section 4.4 shall be void.

              (b) The Board of Managers may not consent to a Transfer of all or any Units held by a Member unless: (i) the transferee benefiting from such Transfer is a person whom the Company believes is an accredited investor, as such term is defined in Regulation D under the Securities Act of 1933 or any successor thereto; and (ii) all Units held by a Member are Transferred to a single transferee or, after the Transfer of a portion of Units held by a Member, the value of the Units held by each of the transferee and transferor is not less than $50,000 (or $25,000 in the case of Members who are employees of the Adviser or distributor of the Company and their affiliates, and members of their immediate families, and in the sole discretion of the Adviser, as applicable, Managers, attorneys and other people engaged on behalf of the Company and members of their immediate families), or such lesser amount as may be established by the Board of Managers. Any transferee that acquires Units by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or adjudication of incompetency of a Member or otherwise, shall be entitled to the rights of repurchase and of dividends or other distributions attaching to such Units and to Transfer such Units in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member transfers Units with the approval of the Board of Managers, the Board of Managers shall promptly take all necessary actions so that such transferee is admitted to the Company as a Member. Each Member effecting a Transfer and each transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with such Transfer.

              (c) Each Member shall indemnify and hold harmless the Company, the Managers, the Adviser, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.4 and
(ii) any misrepresentation by such Member (or such Member's transferee) in connection with any such Transfer.

       4.5.   REPURCHASE OF UNITS.

              (a) Except as otherwise provided in this Agreement, no Member or other person holding Units shall have the right to require the Company to repurchase those Units. The Board of Managers, in its sole discretion and on such terms and conditions as it may determine, may cause the Company to repurchase Units pursuant to written tenders. In determining whether to cause the Company to make such repurchases, the Board of Managers shall consider, among other things, the recommendation of the Adviser.

              The Board of Managers shall cause the Company to repurchase Units pursuant to written tenders and on terms determined by the Board of Managers to be fair to the Company and to all Members (including persons holding Units as may be acquired from Members), as applicable.

              (b) The Adviser or its Affiliate may tender its Units that it holds as a Member, if any, under Section 4.5(a) hereof.

              (c) The Board of Managers may cause the Company to repurchase Units of a Member or any person acquiring the same from or through a Member in the event that the Board of Managers determines or has reason to believe that:

                  (1)   such Units have been transferred in violation of Section
                        4.4 hereof, or such Units have vested in any person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or adjudication of incompetency of a Member;

                  (2) ownership of such Units by a Member or other person will cause the Company to be in violation of, or subject the Company to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction; or

                  (3) any of the representations and warranties made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true.

              (d) Repurchases of Units by the Company shall be payable promptly after the date of each such repurchase or, in the case of an offer by the Company to effect such a repurchase, promptly after the expiration date of the relevant repurchase offer in accordance with the terms of such offer. Payment of the purchase price for Units shall consist of: (i) cash or a promissory note, which need not bear interest, in an amount equal to such percentage, as may be determined by the Board of Managers, of the estimated unaudited net asset value of the Units repurchased by the Company determined as of the date of such repurchase (the "Initial Payment"); and (ii) if determined to be appropriate by the Board of Managers or if the Initial Payment is less than 100% of the estimated unaudited net asset value, a promissory note entitling the holder thereof to a contingent payment equal to the excess, if any, of (x) the net asset value of the Units repurchased by the Company as of the date of such repurchase, determined based on the audited financial statements of the Company for the Fiscal Year in which such repurchase was effective, over (y) the Initial Payment. Notwithstanding anything in the foregoing to the contrary, the Board of Managers, in its discretion, may pay any portion of the repurchase price in Securities (or any combination of Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. Any promissory note given to satisfy the Initial Payment shall be due and payable not more than 45 days after the date of repurchase or, if the Company or the Master Fund has requested withdrawal of its capital from any Investment Funds in order to fund the repurchase of Units, 10 business days after the Company or the Master Fund has received at least 90% of the aggregate amount withdrawn by the Company or the Master Fund from such Investment Funds.

              (e) A Member may at any time submit to the Company a written request that the Company repurchase all Units held by such Member, as contemplated by Section 7.1(3) hereof. Any such request shall be sent to the Company by registered or certified mail, return receipt requested, and shall be deemed valid upon receipt by the Member of a letter from the Company acknowledging its receipt of the request. The Company shall send such letter to the Member promptly upon its receipt of the Member's request.

              (f) Subject to the approval of the Board of Managers and compliance with the 1940 Act, the Company may impose a fee or charge in connection with repurchases of Units, including a fee or charge applicable to repurchases of Units effected prior to the expiration of a specified period subsequent to a Member's admission to the Company.

                         ------------------------------

                                   ARTICLE V.

                                     CAPITAL
                      ------------------------------------

       5.1.   [REMOVED AND RESERVED]

       5.2.   RIGHTS OF MEMBERS TO CAPITAL.

              No Member shall be entitled to interest on any Unit purchase, nor shall any Member be entitled to the return of any capital of the Company except
(i) upon the repurchase by the Company of a part or all of such Member's Units pursuant to Section 4.5 hereof or (ii) upon the liquidation of the Company's assets pursuant to Section 7.2 hereof. No Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Company's property or to compel any sale or appraisal of the Company's assets.

       5.3.   [REMOVED AND RESERVED]

       5.4.   [REMOVED AND RESERVED]

       5.5.   [REMOVED AND RESERVED]

       5.6.   RESERVES.

              (a) All provisions under Section 5.6 of the Initial Agreement (also under the heading "Reserves") shall be understood as terminated as of the date of the Subchapter M Transition, with no further rights on the part of any Member to specific credits with respect to reductions in previously established reserves for Company liabilities and no further rights on the part of the Company to collections from Members with respect to increases in previously established reserves for Company liabilities.

              (b) Also as of the date of the Subchapter M Transition, all matters relating to Company reserves of the nature contemplated by the preceding clause shall be governed solely by Section 6.2(b)(2) hereof.

       5.7.   [REMOVED AND RESERVED]

       5.8.   [REMOVED AND RESERVED]

       5.9.   [REMOVED AND RESERVED]

       5.10.  [REMOVED AND RESERVED]

       5.11.  WITHHOLDING.

              (a) The Board of Managers may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution to any Member to the extent required by the Code or any other applicable law.

              (b) For purposes of this Agreement, any taxes so withheld or paid over by the Company with respect to any amount distributed by the Company to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement.

              (c) The Board of Managers shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board of Managers with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Company and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

                           --------------------------

                                  ARTICLE VI.

                         SUBCHAPTER M TRANSITION; UNITS
                         -------------------------------

       6.1.   SUBCHAPTER M TRANSITION.

              As of the effective date of this Agreement, each "Interest" in the Company under the Initial Agreement shall be redenominated as Units and, in connection therewith and in consideration of such Interest, the holder of each such Interest shall be issued Units (which may include fractional Units) equal in number to the net asset value of the particular Interest (computed as of that date, though such computation may be effected at a later date) divided by 100.

       6.2.   UNITS.

              (a) (1) The number of the Company's authorized Units and the number of Units that may be issued is unlimited, and, subject to Section 2.7 hereof and Section 6.2(b)(7) hereof, the Managers may issue Units for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Unit dividend or split-up), or may reduce the number of issued Units in proportion to the relative net asset value of the Units then outstanding, all without action or approval of the Members. All Units when so issued on the terms determined by the Managers shall be fully paid and non-assessable. The Managers may hold any Units reacquired by the Company as treasury Units, reissue such Units for such consideration and on such terms as they may determine, or cancel such Units, at their discretion from time to time.

                  (2) In accordance with Section 2.9 hereof, any Manager, officer or other agent of the Company (including, without limitation, the Adviser), and any organization in which any such person is interested may acquire, own, and dispose of Units of the Company to the same extent as if such person were not a Manager, officer or other agent of the Company; and the Company may issue and sell or cause to be issued and sold and may purchase Units from any such person or any such organization subject only to the limitations, restrictions or other provisions applicable to the sale or purchase of Units generally.

                  (3) Units shall not be represented by certificates, but only by notation on the Unit records of the Company, as kept by the Company or by any transfer or similar agent, as the case may be. The Unit records of the Company, whether maintained by the Company or any transfer or similar agent, as the case may be, shall be conclusive as to who are the holders of Units and as to the number of Units held from time to time by each such person.

              (b) (1) All consideration received by the Company for the issue or sale of Units, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Company generally and not to the account of any particular Member or holder of Units, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Company. The treatment of these items under this Section 6.2(b)(1) shall replace and be in lieu of the treatment of the same under the relevant provisions of
Article V of the Initial Agreement, replacement treatment to be effective as of the effective date of this Agreement and at all times thereafter.

                  (2) The liabilities, expenses, costs, charges and reserves attributable to the Company shall be charged and allocated to the assets belonging to the Company generally and not to the account of any particular Member or holder of Units and shall be so recorded upon the books of account of the Company. The treatment of these items under this Section 6.2(b)(2) shall replace and be in lieu of the treatment of the same under the relevant provisions of Article V of the Initial Agreement, such replacement treatment to be effective as of the effective date of this Agreement and at all times thereafter.

                  (3) Dividends and distributions on Units may be paid to the Members or holders of Units, with such frequency as the Managers may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Managers may determine, from such of the income, capital gains accrued or realized, and capital and surplus, after providing for actual and accrued liabilities of the Company. All dividends and distributions on Units shall be distributed pro rata to the Members or other holders of Units in proportion to the number of Units held by such persons at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Managers may determine that no dividend or distribution shall be payable on Units as to which the Member's purchase order and/or payment have not been received by the time or times established by the Managers under such program or procedure. Dividends and distributions on Units may be made in cash or Units or a combination thereof as determined by the Managers or pursuant to any program that the Managers may have in effect at the time for the election by each Member or other holder of Units of the mode of the making of such dividend or distribution to that person. Any dividend or distribution paid in Units will be paid at the net asset value thereof as determined in accordance with Section
8.3 hereof. Notwithstanding anything in this Agreement to the contrary, the Managers may at any time declare and distribute a dividend of stock or other property pro rata among the Members or other holders of Units at the date and time of record established for the payment of such dividends or distributions.

                  (4) Notwithstanding any provision to the contrary contained in this Agreement, the Managers shall not be required to make a distribution to the Members on account of their interest in the Company if such distribution would violate Section 18-607 of the Delaware Act or any other applicable law.

                  (5) In the event of the liquidation or dissolution of the Company, the Members or other holders of Units shall be entitled to receive, when and as declared by the Managers, the excess of the assets of the Company over its liabilities. Upon the liquidation or dissolution of the Company, the Managers shall make provisions for the satisfaction of all of the Company's outstanding obligations, taxes and other liabilities, accrued or contingent. The assets so distributable (which may, in the discretion of the Managers, include assets distributed in-kind valued at their date of distribution in accordance with Section 8.3 hereof) shall be distributed among the Members or other holders of Units in proportion to the relative number of Units held by such persons.

                  (6)  Units  shall  be  transferable  only in  accordance  with
Section 4.4 hereof.

                  (7) Except as provided herein, each Unit shall represent an equal proportionate interest in the assets of the Company (subject to the liabilities of the Company), and each Unit shall be equal with respect to net asset value per Unit as against each other Unit. The rights attaching to all Units shall be identical as to right of repurchase by the Company (except that fees associated with such transactions may be varied according to reasonable criteria established by the Managers in accord with Section 4.5(f) hereof), dividends and other distributions (whether or not on liquidation), and voting rights (the vote attaching to each Unit or fraction thereof being equal to the dollar value of the same as of the record date for any such vote, if such record date is a Valuation Date, or if such record date is not a Valuation Date, the Valuation Date most recently preceding such record date). The Managers may from time to time divide or combine the Units into a greater or lesser number of Units provided that such division or combination does not change the proportionate beneficial interest in the assets of the Company of any Member or other holder of Units or in any way affect the rights of Units.

                  (8) The Managers, subject to Section 2.7 hereof, may accept investments in the Company by way of Unit purchase, from such persons, on such terms (including minimum purchase amounts) and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize or determine. Such investments may be in the form of cash, Securities or other property in which the Company is authorized to invest, hold or own, valued as provided in Section 8.3 hereof. The Managers may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase or sale of Units that conform to such authorized terms and to reject any purchase or sale orders for Units whether or not conforming to such authorized terms.

                  (9) Units may be issued as fractions thereof. Any fractional Unit, if outstanding, shall carry proportionately all the rights and obligations of a whole Unit, including those rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Units, and liquidation of the Company. Fractions of Units shall be calculated to three decimal points.

                          ----------------------------

                                  ARTICLE VII.

                           DISSOLUTION AND LIQUIDATION
                           ---------------------------

       7.1.   DISSOLUTION.

              The Company shall be dissolved:

                  (1) upon the affirmative vote to dissolve the Company by: (i) the Board of Managers or (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

                  (2) upon the failure of Members to elect a successor Manager at a meeting called by the Adviser in accordance with Section 2.6 hereof when no Manager remains to continue the business of the Company;

                  (3) upon the expiration of any two year period that commences on the date on which any Member has submitted, in accordance with the procedure specified in Section 4.5(e) hereof, a written notice to the Company requesting to tender all of its Units for repurchase by the Company if such Units have not been repurchased by the Company; or

                  (4) as required by operation of law.

Dissolution of the Company shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or the conclusion of any applicable 60 day period during which the Board of Managers and Members may elect to continue the business of the Company as provided above, but the Company shall not terminate until the assets of the Company have been liquidated in accordance with Section 7.2 hereof and the Certificate has been canceled.

       7.2.   LIQUIDATION OF ASSETS.

              (a) Upon the dissolution of the Company as provided in Section 7.1 hereof, the Board of Managers shall promptly appoint the Board of Managers or the Adviser as the liquidator and the Board of Managers or the Adviser shall liquidate the business and administrative affairs of the Company, except that if the Board of Managers does not appoint the Board of Managers or the Adviser as the liquidator or the Board of Managers or the Adviser is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of the Company.

              (b)  The  proceeds  from  liquidation   shall  be  distributed  as
contemplated by Section 6.2(b)(5) hereof.

                          -----------------------------

                                 ARTICLE VIII.

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS
                          -----------------------------

       8.1.   ACCOUNTING AND REPORTS.

              (a) The Company shall adopt for tax accounting purposes any accounting method that the Board of Managers shall decide in its sole discretion is in the best interests of the Company. The Company's accounts shall be maintained in U.S. currency.

              (b) As soon as practicable after the end of each taxable year (and/or each calendar year), the Company shall furnish to each Member such information regarding the operation of the Company and such Member's Units as is necessary for Members to complete Federal, state and local income tax or information returns and any other tax information required by Federal, state or local law.

              (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 8.1 is being made, the Company shall furnish to each Member a semi-annual report and an annual report containing the information required by such Act. The Company shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted auditing standards. The Company may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

       8.2.   [REMOVED AND RESERVED]

       8.3.   VALUATION OF ASSETS.

              (a) Except as may be required by the 1940 Act, the Board of Managers shall value or have valued any Securities or other assets and liabilities of the Company as of the close of business on the last day of each Fiscal Period (and on any such additional day or days as the Managers in their discretion may determine) in accordance with such valuation procedures as shall be established from time to time by the Board of Managers and which conform to the requirements of the 1940 Act. In determining the value of the assets of the Company, no value shall be placed on the goodwill or name of the Company, or the office records, files, statistical data or any similar intangible assets of the Company not normally reflected in the Company's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

              (b) The Company will value interests in the Portfolio Funds at fair value, which ordinarily will be the value determined by the Board of Managers in accordance with the policies established by the Company.

              (c) Notwithstanding the previous sub-paragraph, in a situation where a Portfolio Manager allocates a Portfolio Fund's assets to special investment accounts or side pockets, the current fair value of the Master Fund's interest in that Portfolio Fund may not be accurately reflected in the Master Fund's and, thus, the Company's net asset value. This is because the Portfolio Manager's most recent computation of the fair value of the special investment account or side pocket may have last occurred a significant amount of time (I.E., as much as eleven months or longer) before the current monthly computation of the Company's and the Master Fund's net asset value. As a result, for any given month, the stated net asset value of the Master Fund and, thus, the Company may, under certain circumstances, be higher or lower than the value that would otherwise have been utilized had the Portfolio Manager determined and reported the fair value of any side pocket as of the end of the most recent calendar month.

              (d) The value of Securities and other assets of the Company and the net worth of the Company as a whole determined pursuant to this Section 8.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

                           ---------------------------

                                  ARTICLE IX.

                            MISCELLANEOUS PROVISIONS

                          -----------------------------

       9.1.   AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.

              (a) Except as otherwise provided in this Section 9.1, this Agreement may be amended, in whole or in part, with: (i) the approval of the Board of Managers (including the vote of a majority of the Independent Managers, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

              (b) Any amendment that would:

                  (1)  increase  the   obligation   of  a  Member  to  make  any
contribution to the capital of the Company;

                  (2) reduce the rights attaching to the Units held by any person as against the rights attaching to the Units held by any other person, except to the extent specifically contemplated by Section 6.2(b)(7) hereof; or

                  (3) modify the events causing the dissolution of the Company;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Managers) to have all such person's Units repurchased by the Company.

              (c) The power of the Board of Managers to amend this Agreement at any time without the consent of the other Members as set forth in paragraph (a) of this Section 9.1 shall specifically include the power to:

                  (1) restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

                  (2) amend this Agreement (other than with respect to the matters set forth in Section 9.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof; and

                  (3) amend this Agreement, taking due consideration of the interests of the Members as a whole to make such changes as may be necessary or advisable to ensure that the Company maintains its then-current federal tax treatment.

              (d) The Board of Managers shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 9.1 hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

       9.2.   SPECIAL POWER OF ATTORNEY.

              (a) Each Member hereby irrevocably makes, constitutes and appoints each Manager, acting severally, and any liquidator of the Company's assets appointed pursuant to Section 7.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

                  (1) any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 9.1 hereof);

                  (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company; and

                  (3) all such other instruments, documents and certificates that, in the opinion of legal counsel to the Company, may from time to time be required by the laws of the United States, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company as a limited liability company under the Delaware Act.

              (b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Company is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Company.

              (c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Managers and as such:

                  (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company or Board of Managers shall have had notice thereof; and

                  (2) shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member's Units, except that where the transferee thereof has been approved by the Board of Managers for admission to the Company as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board of Managers to execute, acknowledge and file any instrument necessary to effect such substitution.

       9.3.   NOTICES.

              Except as otherwise set forth in this Agreement, notices that are required to be provided under this Agreement shall be made, if to a Member, by regular mail, or if to the Board of Managers or the Adviser, by hand delivery, registered or certified mail return receipt requested, commercial courier service, telex or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Company. Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

       9.4.   AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.

              This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

       9.5.   APPLICABILITY OF 1940 ACT AND FORM N-2.

              The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 that will affect numerous aspects of the conduct of the Company's business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act, other Federal securities laws and the Form N-2.

       9.6.   CHOICE OF LAW; ARBITRATION.

              (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such state.

              (b) Unless otherwise agreed in writing, each Member agrees to submit all controversies arising between Members or one or more Members and the Company to arbitration in accordance with the provisions set forth below and understands that:

                  (1) arbitration is final and binding on the parties;

                  (2) they are waiving their right to seek remedies in court, including the right to a jury trial;

                  (3) pre-arbitration discovery is generally more limited and different from court proceedings;

                  (4) the arbitrator's award is not required to include factual findings or legal reasoning and a party's right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

                  (5) the panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

              (c) All controversies that may arise among Members and one or more Members and the Company concerning this Agreement shall be determined by arbitration in New York City in accordance with the Federal Arbitration Act, to the fullest extent permitted by law. Any arbitration under this Agreement shall be determined before and in accordance with the rules then obtaining of either the New York Stock Exchange, Inc. (the "NYSE") or the Financial Industry Regulatory Authority ("FINRA," formerly, the National Association of Securities Dealers, Inc.), as the Member or entity instituting the arbitration may elect. If the NYSE or FINRA does not accept the arbitration for consideration, the arbitration shall be submitted to, and determined in accordance with the rules then obtaining of, the Center for Public Resources, Inc. in New York City. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon them.

              (d) No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is


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



denied; or (ii) the class is decertified; or (iii) the Member is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

       9.7.   NOT FOR BENEFIT OF CREDITORS.

              The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers and the Company. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

       9.8.   CONSENTS.

              Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

       9.9.   MERGER AND CONSOLIDATION.

              (a) The Company may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

              (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

       9.10.  PRONOUNS.

              All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

       9.11.  CONFIDENTIALITY.

              (a) A Member may obtain from the Company such information regarding the affairs of the Company as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board of Managers.

              (b) Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board of Managers, which consent may be withheld in its sole discretion.

              (c) Each  Member  recognizes  that in the event that this  Section
9.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Company. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Company may be entitled, such Members shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member or the Company determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

              (d) Notwithstanding anything in this Section 9.11 to the contrary, the Member (and each employee, representative or other agent of such Member), may disclose to any and all persons, without limitation of any kind, the tax treatment

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



and tax structure of (i) the Company and (ii) any of its transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Member relating to such tax treatment and tax structure.

       9.12.  SEVERABILITY.

              If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

       9.13.  FILING OF RETURNS.

              The Board of Managers or its designated agent shall prepare and file, or cause the accountants of the Company to prepare and file, a Federal income tax return in compliance with Section 6012 of the Code and any required state and local income tax and information returns for each tax year of the Company.

       9.14.  [REMOVED AND RESERVED]

       9.15.  [REMOVED AND RESERVED]

       9.16.  [REMOVED AND RESERVED]

       9.17.  [REMOVED AND RESERVED]

EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSE SET FORTH IN
SECTION 9.6 AND THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 9.11.

              IN  WITNESS  WHEREOF,   the  parties  hereto  have  executed  this
Agreement as of the day and year first above written.

                                MANAGERS:



                                ----------------------------------------------
                                Matthew J. Appelstein



                                ----------------------------------------------
                                Gerald Hellerman



                                ----------------------------------------------
                                Paul D. Malek



                                ----------------------------------------------
                                George W. Morriss

                                MEMBERS:

                                Each person who shall sign an investor application or certification and who shall be accepted by the Board of Managers to the Company as a Member.


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